                                                                  Exhibit 10.30

                                 FIRST AMENDMENT
                                       TO
                           REVOLVING CREDIT AGREEMENT

         First Amendment dated as of September 28, 2001 to Revolving Credit Agreement (the "First Amendment"), by and among answerthink, inc., FLEET NATIONAL BANK and the other lending institutions listed on Schedule 1 to the
                                                           -------- -
Credit Agreement (as hereinafter defined) (the "Banks"), amending certain provisions of the Revolving Credit Agreement dated as of November 30, 2000 (as amended and in effect from time to time, the "Credit Agreement") by and among the Borrower, the Banks and Fleet National Bank as agent for the Banks (the "Agent"). Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

         WHEREAS, the Borrower and the Banks have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this First Amendment;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         [sect]1.      Amendment to Section 1 of the Credit Agreement.
                       --------- -- --------- -- --------------------
Section 1.1 of the Credit Agreement is hereby amended as follows:

         (a) The definition of "Applicable Margin" contained in [sect]1.1 of the Credit Agreement is hereby amended by deleting the grid which appears in such definition and substituting in place thereof the following grid:

----------------------------------------------------------------------------------------------
                                                                 Letter of        Commitment
             Leverage Ratio       Base Rate      LIBOR Rate     Credit Fee         Fee Rate
Tier                                Loans          Loans           Rate
----------------------------------------------------------------------------------------------
 1         Less than 1.00:1.00      0.25%          1.75%          1.75%             .50%
----------------------------------------------------------------------------------------------
 2           Greater than or        0.50%          2.00%          2.00%             .50%
            equal to 1.00 but
           less than 1.50:1.00
----------------------------------------------------------------------------------------------
 3           Greater than or        0.75%          2.25%          2.25%             .50%
           equal to 1.50:1.00
----------------------------------------------------------------------------------------------

         (b) The definition of "EBITDA" contained in [sect]1.1 of the Credit Agreement is hereby amended by deleting such definition in its entirety and restating it as follows:

                       EBITDA. With respect to the Borrower and its Subsidiaries
                       ------
         for any fiscal period, an amount equal to Consolidated Net Income for such period, plus, to the extent deducted in the calculation of
                      ----
         Consolidated Net Income and without duplication, (a) depreciation and amortization for such period; (b) income tax expense for such period;
         (c) Consolidated Total Interest Expense during such period, (d) noncash compensation expenses or additional noncash goodwill amortization relating to the granting by the

         Borrower of stock options and restricted stock; (e) all noncash charges or expenses taken in any period in connection with any non-cash writedowns of goodwill and/or purchased research and development in connection with a Permitted Acquisition or compensation expenses or additional goodwill amortization relating to the granting by the Borrower of stock options and restricted stock in connection with any Permitted Acquisition; (f) the one-time cash expense associated with severance costs for the fiscal quarter ended December 29, 2000 in an aggregate amount not to exceed $2,486,000; and (g) the noncash charges or expenses associated with losses on Investment for the fiscal quarter ended December 29, 2000 in an aggregate amount not to exceed $2,350,000; and minus, to the extent
                                                        -----
         added in computing Consolidated Net Income and without duplication, all interest income and all noncash gains (including income tax benefits) for such period, all as determined in accordance with generally accepted accounting principles.

         [sect]2.      Amendment to Section 10 of the Credit Agreement.
                       -----------------------------------------------
Section 10.1 of the Credit Agreement is hereby amended by deleting the ratio "1.75:1.00" from [sect]10.1 and substituting in place thereof the ratio "1.50:1.00".

         [sect]3.       Amendment to Section 12 of the Credit Agreement.
                        --------- -- ---------- -- --------------------
Section 12 of the Credit Agreement is hereby amended by inserting immediately after the end of the text of[sect]12.5 the following:

                        12.6. Security. The Borrower and each Domestic
                              --------
         Subsidiary shall have (a) granted to the Agent, for the benefit of the

         Agent and the Banks, a first priority perfected security interest in all of the Borrower's and each Domestic Subsidiary's following properties, assets and rights of the Borrower and each Domestic Subsidiary, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "Collateral"): all accounts and, to the extent related to, arising from or constituting products or proceeds of such accounts, all instruments (including promissory notes), documents, chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, tort claims, and all general intangibles (including all payment intangibles) and (b) executed and delivered to the Agent such security agreements and other instruments and documents as the Agent may require in order to grant to the Agent a first priority perfected security interest in the Collateral, together with legal opinions in form and substance reasonably satisfactory to the Agent to be delivered to the Agent and the Banks opining as to authorization validity and enforceability of such security documents and the perfection of such security interests. Notwithstanding anything to the contrary contained in the introductory language to this [sect]12, only as to the issuance, extension and renewal of any Letters of Credit, the Borrower shall only be required to comply with this [sect]12.6 if at the time of any request for the issuance of any Letter of Credit, the sum of the aggregate Maximum Drawing Amount of all issued and outstanding Letters of Credit plus the aggregate amount
                                                      ----
         of all Unpaid Reimbursement Obligations plus the aggregate amount of
                                                 ----
         the Maximum Drawing Amount of the Letter(s) of Credit being requested would exceed $3,700,000. This obligation of the Banks to make any Revolving Credit Loans shall be subject to the satisfaction of this [sect]12.6.

         [sect]4.       Conditions to Effectiveness. This First Amendment shall
                        ---------- -- -------------
not become effective until the Agent receives the following:

                  (a) a counterpart of this First Amendment, executed by the Borrower, the Guarantors and the Banks, as well as the notice to be delivered pursuant to[sect]2.3 hereof; and

                  (b) payment in cash of an amendment fee for the pro rata accounts of the Banks in an amount of $15,000.

         [sect]5.       Representations and Warranties. The Borrower hereby
                        --------------- --- ----------
repeats, on and as of the date hereof, each of the representations and warranties made by it in [sect]7 of the Credit Agreement, and such representations and warranties remain true as of the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date), provided, that all references therein to the
                               --------
Credit Agreement shall refer to such Credit Agreement as amended hereby. In addition, the Borrower hereby represents and warrants that the execution and delivery by the Borrower and each of its Subsidiaries of this First Amendment and the performance by the Borrower and each such Subsidiary of all of its agreements and obligations under the Credit Agreement as amended hereby and the other Loan Documents are within the corporate authority of each the Borrower and such Subsidiary and has been duly authorized by all necessary corporate action on the part of the Borrower and each such Subsidiary.

         [sect]6.       Ratification, Etc. Except as expressly amended
                        ------------  ---
hereby, the Credit Agreement and all documents, instruments and agreements related thereto, including, but not limited to the other Loan Documents, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement and this First Amendment shall be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

         [sect]7.       No Waiver. Nothing contained herein shall constitute
                        -- ------
a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrower or any rights of the Agent or the Banks consequent thereon.

         [sect]8.       Counterparts. This First Amendment may be executed
                        ------------
in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

         [sect]9.       Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED
                        --------- ---
BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as a document under seal as of the date first above written.

                                answerthink, inc.

         By: /s/ John F. Brennan
            ------------------------------------
                                Title: V.P. and Chief Financial Officer

                                FLEET NATIONAL BANK

         By: /s/ Larisa B. Chilton
            ------------------------------------
                                Title: Vice President

                            RATIFICATION OF GUARANTY

         The undersigned guarantor hereby acknowledges and consents to the foregoing First Amendment as of September 28, 2001 and agrees that the Guaranty dated as of November 30, 2000 from the undersigned Guarantor remains in full force and effect, and the Guarantor confirms and ratifies all of its obligations thereunder.

                                   THINK NEW IDEAS, INC.

                                   By: /s/ John F. Brennan
                                      ------------------------------------------
                                        Title: V.P and Chief Financial Officer

                                                                   Exhibit 10.30

                                November 13, 2001

Fleet National Bank, as Agent
100 Federal Street
Boston, Massachusetts  02110

Attn:  Larisa B. Chilton, Vice President

       RE:  REDUCTION OF TOTAL COMMITMENT
            -----------------------------
Ladies and Gentlemen:

         Reference is hereby made to that certain Revolving Credit Agreement dated as of November 30, 2000 (the "Credit Agreement") by and among answerthink, inc. (the "Borrower"), Fleet National Bank and the other lending institutions listed on Schedule 1 thereto (collectively, the "Banks") and Fleet National Bank in its capacity as agent (the "Agent"). Capitalized terms which are used herein without definition shall have the same respective meanings herein as in the Credit Agreement.

         Pursuant to [sec][sec].2.3 of the Credit Agreement, the Borrower hereby notifies you that the Borrower has elected to reduce the Total Commitment by $10,000,000 (from $25,000,000 to $15,000,000), effective today,
November 13, 2001. The Borrower has requested that the Banks and the Agent waive the five (5) Business Day prior written notice requirement contained in [sec][sec].2.3 of such a reduction in the Total Commitment and deem this reduction in the Total Commitment as set forth above effective as of 9:00 a.m. (Boston time) today, November 13, 2001. By its signature below, the Agent and the Banks hereby consent to waiving the advance prior written notice requirement contained in [sec][sec].2.3 of the Credit Agreement for this reduction in the Total Commitment requested above and agree that such reduction shall be effective as of 9:00 a.m. (Boston time) on November 13, 2001.

         The parties hereto acknowledge and agree that this consent on the part of the Agent and the Banks to waive the five (5) Business Days prior written notice requirement contained in [sec][sec].2.3 of the Credit Agreement for the reduction noticed herein shall not be construed as a waiver of any other provisions of the Loan Documents or to permit the Borrower or any Subsidiary to take any other action which is prohibited by the terms of the Credit Agreement and the other Loan Documents. Except as expressly stated herein, neither the execution of this letter nor the failure of the Agent or any Bank to exercise any right or remedy constitutes a waiver of any Default or Event of Default or of such right or remedy or any other right or remedy under the Credit Agreement. This letter is

Fleet National Bank
November 13, 2001
Page 2

intended to take effect as an instrument under seal under the laws of the Commonwealth of Massachusetts.

                                   Sincerely,

                                   answerthink, inc.

                                   By:    /s/ John F. Brennan
                                      -------------------------------------
                                   Title: V.P. and chief Financial Officer

ACKNOWLEDGED AND AGREED:

Fleet National Bank, individually and
 as Agent

By:     /s/ Larisa B. Chilton
   -----------------------------------
Title:   Vice President